Exhibit 10.82

15% CONVERTIBLE PROMISSORY NOTE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ISSUANCE DATE	As of: July 21st, 2014

CONVERTIBLE NOTE DUE	February 21, 2015
AMOUNT:	$12,500.00

FOR VALUE RECEIVED, BioNeutral Group, Inc., a Nevada corporation (“the Company”), hereby promises to pay to Darling Capital, LLC or registered assigns (the “Holder”) on February 21, 2015 (the “Maturity Date”), a principal amount of Twelve Thousand Dollars ($12,500) (the “Principal Amount”), and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

The principal of this Note is payable in United States dollars, at the address as designated in writing by the Holder. The Company will pay the outstanding principal amount of this Note in cash on the Maturity Date to the registered holder of this Note.

This Note is subject to the following additional provisions:

1.          Interest. until the outstanding principal and interest amount hereof is paid in full or has been converted, interest on the unpaid principal amount of this Note (the “Note”), shall accrue at the rate of fifteen Percent (15%) per annum, payable in arrears, in cash, All past due principal and interest shall accrue at the rate of 22% (default interest rate).

2.          Method of Payment. The Company may draw a check for the payment of interest to the order of the Holder of this Note and mail it to the Holder’s address as designated in writing by the Holder.

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3.          Conversion

3.1          Conversion Privilege. The Holder shall have the right, at its option, to convert the unpaid principal and interest due on this Note (the “Debt”) or any portion thereof into shares of Common Stock at any time following the date hereof. The number of shares of Common Stock issuable upon the conversion of the Debt is determined pursuant to the provisions below and shall be rounded to the nearest whole share.

3.1.1. Full or Partial Conversion Rights. All or any portion of the principal and interest amount owed by the Company to Holder under this Note reflecting the Debt may be converted into Common Stock. The provisions of this Note that apply to the conversion of all of the Debt shall also apply to the conversion of a portion of it. The Debt may not be converted, whether in whole or in part, except in accordance with this Note.

3.1.2. Conversion Procedure. Upon the Company’s receipt of a facsimile or email (or by any other means, including mail, messenger, overnight courier, etc.) of Holder’s duly completed and signed Notice of Conversion (in the form attached hereto at Exhibit 1), the Company shall, or shall instruct its transfer agent to, issue one or more Certificates representing that number of shares of Common Stock into which the Debt is convertible in accordance with the provisions regarding conversion. The Company’s transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each conversion. For purposes of such Notice, Holder’s delivery shall be deemed delivered if sent to:

BY MAIL to: BioNeutral Group, Inc.; Att: Tom Cunningham; 211 Warren Street, Newark NJ, 07103: BY EMAIL: tom.c@bioneutral.com

3.2.          Conversion Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Debt to be converted together with a facsimile or email or original of the signed Notice of Conversion. If only a portion of the Debt is to be converted, the Company shall promptly reissue a Promissory Note pursuant to identical terms of the Debt in the amount of the unconverted portion of the principal and interest then owing on the Debt. The date on which the Notice of Conversion is effective (“Conversion Date”) shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or email original of the signed Notice of Conversion. Within eight (8) business days after the Conversion Date or within eight (8) business days after receipt of the Debt to be converted, whichever is later (the “Delivery Date”), the Company shall deliver to the Holder, or per the Holder’s instructions, to any third party, the shares of Common Stock to be issued pursuant to such Notice of Conversion.

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3.3.          Common Stock to be Issued. Upon the conversion of Debt or any part thereof and upon receipt by the Company or its attorney of a facsimile, email or other copy or original of Holder’s signed Notice of Conversion, Company shall instruct Company’s transfer agent to issue Stock Certificates in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Company.

3.4.          Conversion Rate. Subject to the time limitations set forth above, Holder is entitled to convert the principal and interest owed on this Note into Common Stock of the Company at a conversion price that is 40% (the multiplier) of the lowest closing bid price as reported by Bloomberg for the Company’s Common Stock for the thirty (30) trading days immediately preceding the Conversion Date of such shares then quoted on any national securities exchange or other quotation service (such as OTC, Pink Sheets, etc.) (the “Conversion Price”); provided that if the Closing Bid Price for the common stock on the Clearing date (defined below) is lower than the Closing Bid Price, then the purchase price shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price. For purposes of this Agreement, the Clearing Date shall be the latest date on which (i) the conversion shares are transferred to and deposited into the Buyer's brokerage account by the Company’s representatives or transfer agent and (ii) Buyer's broker has confirmed with Buyer that the Buyer may execute trades of the conversion shares. If such events occur after 5:30 PM Eastern Standard Time, the events shall be deemed to have occurred on the next trading day. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. The Company shall bear any and all miscellaneous expenses that may arise as a result of conversion and delivery of shares of common stock, including but are not limited to the cost of the issuance of a Rule 144 legal opinion, transfer agent fees, equity issuance and deposit fees, etc. At Purchaser’s option, any accrued costs paid by Purchaser may be subtracted from the dollar amount of any conversion of the Note.

3.5.          Chilled or Frozen Stock. If the Company's common stock becomes chilled or frozen by the Deposit Trust Corporation (DTC) at the time that any portion of the principal and interest of the Note is converted by the Holder, then the Discount shall be adjusted to thirty percent (30%) (the multiplier) for so long as the common stock is chilled or frozen.

3.6.          Company’s Responsibility To Issue Stock. It shall be the Company’s responsibility to take all necessary actions and to bear all such costs to issue certificates for the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the Conversion Date.

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In the event the Common Stock is not delivered (with legends if required by applicable law and without legends if not required by applicable law) per the written instructions of the Holder, within eight (8) business days after the Delivery Date, then in such event the Company shall pay to Holder one-half percent (0.5%), in cash, of the dollar value of the Debt being converted per each business day following the Delivery Date, up to and including the eighteenth (18th) business day following the Delivery Date. Delays solely caused by the Buyer’s broker shall not be taken into account in this matter. In the event the Common Stock is not delivered per the written instructions of the Holder, within eighteen (18) business days after the Delivery Date, then, except to the extent the delivery is delayed by operation of law, in such event the Company shall pay to Holder one percent (1%), in cash, of the dollar value of the Debt being converted per each business day following such eighteenth (18th) business day after the Delivery Date. Holder shall then be entitled to send written notice to the Company of the default and the Holder, and at its sole option may demand full repayment of the Debt not yet converted, including accrued interest and liquidated damages through the date that written notice is given to the Company (the “Acceleration Amount”). If the Company does not wire the Acceleration Amount to the Holder within five (5) business days of the delivery by Holder by fax or email of the default notice, the Acceleration Amount shall accrue interest at sixteen percent (16%) per annum. Such notice shall not affect the Holder’s rights to the Common Stock due under the Notice of Conversion and all rights and remedies related to such conversion set forth herein, and shall be in addition to such rights and remedies. The Company acknowledges that the failure to honor a Notice of Conversion shall cause definable financial hardship to the Holder as well as substantial monetary damages, which cannot be determined at this time, and that this damages provision represents the parties’ reasonable estimate of liquidated damages.

3.7.          Liquidated Damages. If, by the eighth (8th) business day after the Delivery Date, due to the Company’s direct or indirect actions or its failure to act, the transfer agent fails for any reason to deliver the Common Stock (with legends if required by applicable law and without legends if not required by applicable law) upon conversion by the Holder and after such Delivery Date, the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to any other amounts due to Holder pursuant to the Debt, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder.

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The Company acknowledges that its failure to deliver the Common Stock within eight (8) business days after the Delivery Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Note a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Note or to repay, with interest, including default interest, as applicable, the unconverted portion of the Debt.

3.8.          Liquidated Damages When There Are Not Sufficient Available Shares. To the extent that the failure of the Company to issue the Common Stock due upon conversion is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section shall apply.

3.8.1. The Company shall at all times reserve and have available all Common Stock necessary to meet conversion of the Debt by Holder of the entire amount of Debt then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debt (a “Conversion Default”, the date of such default being referred to herein as the “Conversion Default Date”), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debt requested to be converted but not converted (the “Unconverted Debt”), upon Holder’s sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default (“Notice of Conversion Default”) to Holder of outstanding Debt, by facsimile, within eight (8) business days of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

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3.8.2. The Company agrees to pay to Holder of outstanding Debt for a Conversion Default (“Conversion Default Payments”) in the amount of (N/365) x (.24) x the balance of the outstanding and/or tendered but not converted Debt held by each Holder where N = the number of days from the Conversion Default Date to the date (the “Authorization Date”) that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debt. The Company shall send notice (“Authorization Notice”) to Holder of outstanding Debt that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder’s accrued Conversion Default Payments. The accrued Conversion Default Payments shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Holder’s option, payable as follows: (i) in the event Holder elects within ten (10) days of the Authorization Notice in writing to take such payment in cash, cash payments shall be made to such Holder by the fifth day of the following calendar month, or (ii) if the Holder does not so elect to receive such Conversion Default Payment in cash, such payment shall be made in Common Stock at the then current Conversion Price within 30 days following the date of the Authorization Notice. The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debt will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Note a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Note.

3.9.          Maximum Interest Rate. Nothing contained in this Note shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

3.10.        Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Common Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (1) with respect to any secondary transfer of the Debt or the Common Stock issuable upon exercise hereof or (2) as a result of the issuance of the Common Stock to any person other than the Holder, and the Company shall not be required to issue or deliver any certificate for any Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

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3.11.        Buyback Guaranty In Event of DTC Chill or Freeze. In the event that the DTC issues a chill or freeze of the Company’s common stock (A “chill” is a limitation of certain services available for a security on deposit at the DTC. A “freeze,” formally referred to as a “global lock,” is a complete restriction on all DTC services for a particular security on deposit at DTC.) after Holder has converted some or all of its Debt, and Holder holds such shares at that time, then Holder shall have the option to sell, and the Company shall be required to purchase, for a period of six months, such shares of Common Stock at the Conversion Price at which the stock was issued to Holder. The purchase price shall be paid in cash concurrently upon Holder surrendering such shares of Common Stock to the Company.

4.          Restrictions on Transfers. The Debt has not been registered under the Securities Act of 1933, as amended, (the “Act”) and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. The Debt and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

5.          Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the Holder is entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend the Debt to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by Holder of the number of shares of Common Stock into which the Debt might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Note.

The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under the Debt and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

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6.          Representations and Warranties of Company. Company represents and warrants that at the time of the execution of this Note and at the Closing thereof:

6.1           Rule 144. The Company covenants and agrees to take all reasonable steps necessary or appropriate, including providing an opinion of counsel confirming the rights of Holder to sell shares of Common Stock issued to Holder on conversion of this Note pursuant to Rule 144 as promulgated by the SEC ("Rule 144"), as such Rule may be in effect from time to time. If the Company does not promptly provide an opinion from Company counsel, and so long as the requested sale may be made pursuant to Rule 144, the Company agrees to accept an opinion of counsel to the Holder which opinion will be issued at the Company's expense.

6.2           Transferability of Debt: The Company acknowledges that the Holder may transfer this Note to any third party and that all rights hereunder shall be enforceable by the transferee of such Note to the same extent as such rights may have been enforced by the Holder.

6.3          Authority. (i) The Company, and the person signing on its behalf below, has all requisite power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company and no further consent or authorization of the Company or its members is required, (iii) this Note has been duly executed and delivered by the Company, and (iv) this Note constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

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6.4          No Conflicts. The execution, delivery and performance of this Note by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Company is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company is subject) applicable to the Company or by which any property of the Company are bound or affected. Except as specifically contemplated by this Note and as required under the 1933 Act and any applicable federal and state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Note in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the issuance and sale of the Debt, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

6.5          No Material Adverse Change. Since the date of the initiation of negotiations regarding this Transaction, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company (financial or otherwise), and no event has occurred or circumstance exists that may result in such a material adverse change.

6.6          Disclosure. No representation or warranty of the Company in this Note omits to state a known material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Company that has specific application to either the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Note.

6.7          Debts. The Company has no outstanding debts (other than the Debt), judgments, liens, encumbrances, UCC filings, notes, loans, convertible debt instruments, or other financial obligations whatsoever, other than as disclosed in its public filings with the Securities and Exchange Commission and in this Note.

6.8          Company’s Reporting Obligations. The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders, unless such report is timely filed with the United States Securities and Exchange Commission.

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6.9          Conduct of Business. The Company has and shall continue to conduct its business in the normal and ordinary course, consistent with the present conduct of its business and previous practices, shall not make and/or declare any dividend (cash and/or stock), redemption, stock split (reverse or forward), and/or stock and/or cash distributions.

7.          DEFAULTS AND REMEDIES.

7.1          EVENTS OF DEFAULT. An “Event of Default” occurs if (i) the Company does not make the payment of the principal or interest due under this Note when the same becomes due and payable at maturity, upon demand or otherwise, (ii) the Company does not make a payment, other than a payment of principal or interest, for a period of five (5) business days after its due date, (iii) any of the Company’s representations or warranties contained in this Note were false when made or the Company fails to comply with any of its other obligations in this Note, including the delivery of Common Stock upon conversion before the Delivery Date; (iv) a DTC “chill” or “freeze” is placed on the stock of the Company; (v) the Common Stock becomes ineligible for listing or quotation for trading on its current trading market and shall not be eligible to resume listing or quotation on its current trading market within ten trading days; (vi) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (1) commences a voluntary petition under Bankruptcy Law; (2) consents to the entry of an order for relief against it in an involuntary bankruptcy petition; (3) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (4) makes a general assignment for the benefit of its creditors or (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary bankruptcy petition; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains un-stayed and in effect for 60 days, or (vi) the Company is in default of any debt, note or Agreement with an outstanding balance equal to or exceeding $25,000 individually or $50,000 in the aggregate, or (vii) the Company is in default of any provisions of this Note; or (viii) the Company’s representations and warranties contained in this Note were not true on the date that this Note is signed. As used in this Section 1, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

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7.2         REMEDIES UPON DEFAULT. If any Event of Default occurs, the outstanding principal amount of the Debt, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of the Debt, he interest rate on the Debt shall accrue at an interest rate equal to the lesser of sixteen percent (16%) per annum or the maximum rate permitted under applicable law. Upon the payment in full, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

8.          DILUTION. The number of shares of Common Stock issuable upon conversion of the Debt may increase substantially in certain circumstances. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Note and recognize that they have a potential dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue additional shares of Common Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

9.          TIME IS OF THE ESSENCE. Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Note. A “business day” shall mean a day on which the banks in New York are not required or allowed to be closed. Time is of the essence in the performance of all obligations under this Note.

10.        WAIVERS. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

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11.        RULES OF CONSTRUCTION. In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Agreement are inserted for convenience of reference only, and they neither form a part of the Agreement nor are they to be used in the construction or interpretation hereof. Wherever, in this Note, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Note.

12.         ABSOLUTE OBLIGATION. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages, as applicable on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

13.        GOVERNING LAW AND VENUE. This Note shall be governed and interpreted solely in accordance with the laws of the State of New York, and applicable U.S. federal law, if any, and in each case without regard to their choice of laws principles. In the event of a dispute between the parties, the parties agree to the exclusive jurisdiction of the federal and state courts of New York located in the City of New York and agree not to challenge the venue of such action based on forum non conveniens or on any similar theory.

14.         LEGAL FORM. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Note; that this Note and all exhibits hereto have been jointly drafted and that any ambiguity in the terms of such agreements shall not be construed against either party based on the author of the language that is deemed to be ambiguous.

15.        SEVERABLE. In the event that any provision of this Note is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

16.        ATTORNEYS’ FEES AND COSTS TO PREVAILING PARTY. In the event that litigation or arbitration arises between the parties to this Note pertaining to this Note, including, but not limited to, the interpretation or enforcement of its terms, the prevailing party in such litigation shall be entitled to an award of its reasonable attorneys’ fees and costs incurred in connection with such action or proceeding.

17.        ENTIRE AGREEMENT. This Note, the Exhibits attached hereto, and the public filings referenced herein embody the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior, and contemporaneous, negotiations, agreements, and understandings, whether written or oral. This Note, or any provision herein, may not be changed, waived, discharged, or terminated, except by an express written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

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IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first written above.

BioNeutral Group, Inc..

By:
Name:
Title :

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Exhibit A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Notes.)

The undersigned hereby irrevocably elects, as of_____________, 20__ to convert $_________________of the Note into Shares of Common Stock (the “Shares”) of BioNeutral Group, Inc.. (the “Company”).

Date of Conversion _____________________________________________________

Applicable Conversion Price ______________________________________________

Number of Shares Issuable upon this conversion _______________________________

Signature ______________________________________

                                        [Name]

Address ___________________________________________________

__________________________________________________________

Phone ________________  Fax _________________________

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Assignment of Note

The undersigned here by sell(s) and assign(s) and transfer(s) unto

(name, address and SSN or EIN of assignee)

Dollars ($ )

(principal amount of Note, $1,000 or integral multiples of $1,000)

of principal amount of this Note together with all accrued and unpaid interest hereon.

Date:______________	Signed: ______________________________________________________
(Signature must conform in all respects to name of Holder shown of face of Note)

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